                                                                    EXHIBIT 10.2

                              SEPARATION AGREEMENT
                           GENERAL RELEASE AND WAIVER

                  SEPARATION AGREEMENT and GENERAL RELEASE and WAIVER (this "Agreement") made as of December 3, 2001 (the "Execution Date"), by and among Gerald Chien Kuo Hsu (the "Employee"), Synopsys, Inc. ("Synopsys"), and Avant! Corporation, (the "Employer," together with Synopsys and the Employee, the "Parties").

                  WHEREAS, the Employer engaged the Employee to be an employee of the Employer;

                  WHEREAS, the Employee and the Employer are parties to an Employment Agreement, dated August 24, 2000 (the "August 24, 2000 Agreement"), and a Modification Agreement, dated July 25, 2001, (together with the August 24, 2000 Agreement, the "Employment Agreement"); and

                  WHEREAS, the Parties wish to confirm the termination of the Employee's employment with the Employer and set forth their agreement as to the manner in which the Employee's employment with the Employer will be closed out.

                  NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

                  1. Confirmation of Termination. The Parties hereby now acknowledge and confirm that the Employee's employment with the Employer and its affiliates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Affiliates" and the "Exchange Act") shall terminate as of the Effective Time (as defined in the Agreement and Plan of Merger by and among Synopsys, Maple Forest Acquisition LLC and the Employer, dated as of December 3, 2001 (the "Merger Agreement")) (the "Termination Date"). The Employee hereby resigns, effective as of the Termination Date, all positions, titles, duties, authorities and responsibilities with, arising out of or relating to his employment with the Employer or its Affiliates, including all positions on the board of directors (or any committee thereof) of the Employer or its Affiliates. The Parties acknowledge and agree that neither Party shall be required to perform any of its obligations under this Agreement, and the releases contained in Section 3 of this Agreement shall not become effective, until the Effective Time under the Merger Agreement shall have occurred, and that this Agreement shall terminate automatically, and neither Party shall have any liability hereunder, if the Merger Agreement shall have been terminated as provided therein. Notwithstanding the preceding sentence, the Employee agrees that he shall not, at any time between the Execution Date and either the Effective Time or a termination of the Merger Agreement, exercise any of his rights to terminate the Employment Agreement under Section 8(a)(i) or 8(c) of the August 24, 2000 Agreement; provided, however, that if during such time period any ground shall arise on which the Employee would otherwise be entitled to terminate the Employment Agreement under Section 8(c) of the Employment Agreement, the Employee's right to terminate the Employment Agreement on such ground shall be preserved until 10 days after the end of such time period, even if such ground for termination shall have ceased to exist prior to the end of such period.
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                  2.       Termination Payment.

                  (a) On the Termination Date, and subject to Section 6 herein, the Employer shall pay the Employee the sum of (i) thirty million, six hundred thousand dollars ($30,600,000), (ii) the amount due pursuant to Section 9(b)(iv) of the August 24, 2000 Agreement (determined by reference to the closing price of the Employer's Common Stock on the day before the date of the Effective Time, and (iii) any unpaid salary, bonus (for services through December 31, 2001 only, but this parenthetical reference shall not affect the Employee's right under the Employment Agreement to a bonus for any subsequent year in the event that this Agreement is terminated as provided in the third sentence of Section 1), expense reimbursement, previously deferred compensation or vacation pay to which the Employee may be entitled up to the Termination Date pursuant to the August 24, 2000 Agreement.

                  (b) The amount set forth in Section 2(a) shall be referred to herein as the "Termination Payment." The Termination Payment shall be reduced by any required tax withholdings. The Termination Payment shall not be taken into account as compensation under, and no service credit shall be given after the Termination Date for purposes of determining the benefits payable under, any benefit plan, program, agreement or arrangement of the Employer or its Affiliates. The Employee acknowledges that, except for the Termination Payment and payments provided under Section 13 of the August 24, 2000 Agreement (and the other indemnification provisions identified in the final sentence of the first paragraph of Section 3(b)(i) below), he is not entitled to any payment in the nature of severance or termination pay from the Employer or any of its Affiliates and is not entitled to any other amount, payment or benefit, of any nature whatsoever, from the Employer or any of its Affiliates, including, without limitation, under any employee benefit plan, program or arrangement of the Employer or its Affiliates (other than any vested benefit under the Employer's 401(k) plan) or under the Employment Agreement.

                  3.       General Releases and Waivers

                  (a) General Release and Waiver by Synopsys, Inc., et al ("RELEASE")

                      (i) SYNOPSYS, INC. ("RELEASOR"), on behalf of itself, its corporate parents, subsidiaries and Affiliates, including without limitation the Employer and its subsidiaries and Affiliates, and its directors, managing directors, officers, control persons, stockholders, employees, agents, attorneys, administrators, successors and assigns (collectively, "RELEASOR"), for good and valuable consideration received from the Employee, releases and discharges the Employee and his heirs, executors, agents, attorneys, administrators, successors and assigns (collectively, "RELEASEE") from any claim or cause of action, accounts, agreements, bonds, bills, covenants, contracts, controversies, claims, damages, demands, debts, dues, extents, executions, judgments, liabilities, obligations, promises, predicate acts, reckonings, specialties, suits, sums of money, trespasses and variances, including without limitation court costs and attorneys fees, in law or in equity, which RELEASOR has as of the Execution Date against RELEASEE that are based on actions or omissions of RELEASEE occurring prior to the Execution Date which, as of the Execution Date (A) are known to RELEASOR, or
           (B) have been disclosed in a publicly available report or other


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          document filed on or before the Execution Date with the U.S.
          Securities and Exchange Commission by or on behalf of RELEASEE or the Employer, or (C) have been disclosed to RELEASOR by RELEASEE or the Employer on or before the Execution Date, the information described in
          (A), (B) and (C) being hereinafter referred to as the "Disclosed Facts" (collectively, the "RELEASED MATTERS"). For the purposes of this paragraph, a claim against RELEASEE shall be deemed to have existed as of the Execution Date if such claim is based upon actions or omissions of RELEASEE that occurred or began prior to the Execution Date, even if (i) RELEASOR's right to damages or equitable relief on such claim had not matured as of the Execution Date; or (2) RELEASOR became entitled to additional or different legal or equitable relief on such claim after the Execution Date as a result of a continuation of the same actions or omissions or the effects thereof, and/or the passage of time, after the Execution Date, and such claim shall be deemed to include the right to any such additional or different relief. "RELEASED MATTERS" do not include any claim that RELEASOR may now or hereafter have against the Employee's son, John Hsu, to the extent such a claim is based on actions or omissions of John Hsu rather than actions or omissions of the Employee.

                      (ii) THE PARTIES ACKNOWLEDGE THAT THEY ARE FAMILIAR WITH
          SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA, WHICH PROVIDES AS FOLLOWS:

                      "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

                      RELEASOR EXPRESSLY WAIVES AND RELINQUISHES ANY RIGHT OR BENEFIT WHICH IT HAS OR MAY HAVE UNDER SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA, OR ANY OTHER STATUTE OR LEGAL PRINCIPLE WITH SIMILAR EFFECT WITH RESPECT TO CLAIMS BASED ON OR ARISING FROM THE DISCLOSED FACTS, BUT RELEASOR DOES NOT WAIVE OR RELINQUISH ANY SUCH RIGHT OR BENEFIT WITH RESPECT TO CLAIMS THAT ARE NOT BASED ON OR DO NOT ARISE FROM THE DISCLOSED FACTS.

                      RELEASEE acknowledges that he is aware that, after executing this RELEASE, RELEASOR or its attorneys or agents may discover facts in addition to or different from the Disclosed Facts, and that it is the intention of RELEASOR and RELEASEE not to settle and release any claim or cause of action, accounts, agreements, bonds, bills, covenants, contracts, controversies, claims, damages, demands, debts, dues, extents, executions, judgments, liabilities, obligations, promises, predicate acts, reckonings, specialties, suits, sums of money, trespasses and variances, including without limitation court costs and attorneys fees, in law or in equity, which may exist on the basis of facts other than the Disclosed Facts.


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
                      (iii) The RELEASED MATTERS do not include any claims for the breach by RELEASEE or any person or entity acting on his behalf of the obligations arising under this Agreement.

                      (iv) Nothing in this Release is intended to, or shall be construed or claimed to be, a license in favor of RELEASEE with respect to any property of RELEASOR, the Employer, or any other person or entity.

                      (v) This RELEASE may not be modified or amended except by an instrument in writing signed by the RELEASOR and the RELEASEE.

                  (b) General Release and Waiver by the Employee ("EMPLOYEE RELEASE").

                      (i) The Employee on behalf of himself, his heirs, executors, agents, attorneys, administrators, successors and assigns (collectively, "EMPLOYEE RELEASOR"), for good and valuable consideration received from the Employer or its Affiliates, hereby releases and discharges the Employer, Synopsys and their respective subsidiaries and Affiliates and their respective present and former directors, managing directors, officers, control persons, stockholders, employees, agents, attorneys, administrators, successors and assigns (collectively, "SYNOPSYS RELEASEE"), from any claim or cause of action, accounts, agreements, bonds, bills, covenants, contracts, controversies, claims, damages, demands, debts, dues, extents, executions, judgments, liabilities, obligations, promises, predicate acts, reckonings, specialties, suits, sums of money, trespasses and variances, including without limitation court costs and attorneys fees, in law or in equity, which EMPLOYEE RELEASOR has as of the Execution Date against SYNOPSYS RELEASEE that are based on actions or omissions of SYNOPSYS RELEASEE occurring prior to the Execution Date which, as of the Execution Date (A) are known to EMPLOYEE RELEASOR; or (B) have been disclosed in a publicly available report or other document filed on or before the Execution Date with the U.S. Securities and Exchange Commission by or on behalf of EMPLOYEE RELEASEE, Synopsys or the Employer, or (C) have been disclosed to EMPLOYEE RELEASOR by SYNOPSYS RELEASEE or the Employer on or before the Execution Date, the information described in (A),
           (B) and (C) being hereinafter referred to as the "Facts Disclosed to EMPLOYEE RELEASOR" (collectively, the "EMPLOYEE RELEASED MATTERS"), including, without limitation, under the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, Title VII of the United States Civil Rights Act of 1964, 42 U.S.C. Section 1981, the California Fair Employment and Housing Act, California's Unruh Civil Rights Act, Section 51 of the California Civil Code, the California Labor Code, the California Family Rights Act, or any other Federal, state, or local law and any workers' compensation or disability claims under any such laws. This EMPLOYEE RELEASE relates to claims arising from or during Employee's employment relationship with the Employer or its Affiliates or as a result of the termination of such relationship. The EMPLOYEE RELEASOR further agrees that the EMPLOYEE RELEASOR will not file or permit to be filed on EMPLOYEE RELEASOR'S behalf any such claim. Notwithstanding the preceding sentence or any other provision of this Agreement, this EMPLOYEE RELEASE is not intended to interfere with EMPLOYEE RELEASOR's right to file a charge with the


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
          Equal Employment Opportunity Commission in connection with any claim EMPLOYEE RELEASOR believes EMPLOYEE RELEASOR may have against SYNOPSYS RELEASEE. However, by executing this Agreement, EMPLOYEE RELEASOR hereby waives the right to recover in any proceeding EMPLOYEE RELEASOR may bring before the Equal Employment Opportunity Commission or any state human rights commission or in any proceeding brought by the Equal Employment Opportunity Commission or any state human rights commission on EMPLOYEE RELEASOR'S behalf. This EMPLOYEE RELEASE is for any relief, no matter how denominated, including, but not limited to, injunctive relief, wages, back pay, front pay, compensatory damages, or punitive damages. This EMPLOYEE RELEASE shall not apply to any obligation of the Employer pursuant to this Agreement, Section 13 of the August 24, 2000 Agreement or any other right to indemnification that the Employee may now or hereafter have under any other indemnification agreement with the Employer, statute, or the Employer's certificate of incorporation or bylaws.

                      Without limiting the breadth of the preceding paragraph, "EMPLOYEE RELEASED MATTERS" shall include any claim, not based on Facts Disclosed to EMPLOYEE RELEASOR, that EMPLOYEE RELEASOR may now or hereafter have against SYNOPSYS RELEASEE based on any transaction described in Item 404 of Regulation S-K under the Exchange Act involving or relating to the Employer or any of its "subsidiaries" (as such term is defined in Rule 12b-2 under the Exchange Act) (i) to which the Employee or any member of his "immediate family" (as such term is defined in Rule 16a-1 under the Exchange Act) is presently a party, or (ii) in which the Employee presently has any "pecuniary interest" (as such term is defined in the next sentence). For purposes of this paragraph, the term "pecuniary interest" means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction, including any "indirect pecuniary interest" (as such term is defined in Rule 16a-1 under the Exchange
           Act) and, for purposes of clarification, determined without regard to whether the transaction involves any securities of the Employer or any subsidiary. The Employee shall be liable to the Employer for any damages resulting to the Employer from a transaction to which the first sentence of this paragraph applies, but only to the extent of the Employee's pecuniary interest in such transaction and only if the facts concerning such transaction are not Disclosed Facts.

                      "EMPLOYEE RELEASED MATTERS" does not include any claim that any heir of the Employee may now or hereafter have against SYNOPSYS RELEASEE, except for any such claim that is based solely on the status of such person as an heir of the Employee.

                      (ii) THE PARTIES ACKNOWLEDGE THAT THEY ARE FAMILIAR WITH
          SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA, WHICH PROVIDES AS FOLLOWS:

                      "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

                      EMPLOYEE RELEASOR, HAVING READ AND UNDERSTOOD SECTION 1542 AND BEEN ADVISED BY HIS OWN COUNSEL CONCERNING SECTION 1542 AND THE LEGAL EFFECT OF A WAIVER THEREOF, EXPRESSLY WAIVES AND RELINQUISHES ANY RIGHT OR BENEFIT WHICH HE HAS OR MAY HAVE UNDER SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA, OR ANY OTHER STATUTE OR LEGAL PRINCIPLE WITH SIMILAR EFFECT WITH RESPECT TO CLAIMS BASED ON OR ARISING FROM FACTS DISCLOSED TO EMPLOYEE RELEASOR, BUT EMPLOYEE RELEASOR DOES NOT WAIVE OR RELINQUISH ANY SUCH RIGHT OR BENEFIT WITH RESPECT TO CLAIMS THAT ARE NOT BASED ON OR DO NOT ARISE FROM FACTS DISCLOSED TO EMPLOYEE RELEASOR.

                       SYNOPSYS RELEASEE acknowledges that it is aware that, after executing this EMPLOYEE RELEASE, EMPLOYEE RELEASOR or his attorneys or agents may discover facts in addition to or different from the Facts Disclosed to EMPLOYEE RELEASOR, and that it is the intention of EMPLOYEE RELEASOR and SYNOPSYS RELEASEE not to settle and release any claim or cause of action, accounts, agreements, bonds, bills, covenants, contracts, controversies, claims, damages, demands, debts, dues, extents, executions, judgments, liabilities, obligations, promises, predicate acts, reckonings, specialties, suits, sums of money, trespasses and variances, including without limitation court costs and attorneys fees, in law or in equity, which may exist on the basis of facts other than the Facts Disclosed to EMPLOYEE RELEASOR.

                      (iii) This EMPLOYEE RELEASE may not be modified or amended except by an instrument in writing signed by the EMPLOYEE RELEASOR and the SYNOPSYS RELEASEE.

                      (iv) The EMPLOYEE RELEASED MATTERS do not include any claims for the breach by any person other than the Employee of obligations arising under this Agreement.

                  4.       Restrictive Covenants

                  The Employee hereby agrees and acknowledges that the Employee shall be bound by and shall comply with the restrictive covenants provided in Sections 16 and 17 of the August 24, 2000 Agreement and that such restrictive covenants are hereby made a part of this Agreement as if specifically restated herein, subject in each case to all of the terms and conditions of such Sections 16 and 17 except as expressly provided below in this section, provided that, the Employee hereby agrees that, (a) with respect to Section 17 of the August 24, 2000 Agreement, (i) he shall not engage in any of the restricted activities listed under Section 17 of the August 24, 2000 Agreement for a period of four years from the Termination Date, (ii) clause 17(a)(i) shall be amended to read as follows:

                  (i) Become an officer, director, partner, associate, employee, owner, agent, creditor, independent contractor, co-venturer or otherwise, or be interested in or associated with any other corporation, firm or business engaged, in any geographical area


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
         in which the Employer, Synopsys or their respective subsidiaries and Affiliates (the "Synopsys Group") is then engaged, in making or selling one or more products competitive with a product or products then being made or sold by the Synopsys Group in the EDA industry, which products made or sold by the Synopsys Group accounted for at least 1% of the annual sales of either the Corporation or Synopsys (including in each case their respective subsidiaries and affiliates) during the four fiscal quarter period ending with the last fiscal quarter completed prior to the Termination Date;

                   and (iii) clause 17(a)(iv) shall be amended by replacing the word "executive" in line three thereof with the word "employee", and by adding the following at the end of such clause 17(a)(iv): ", nor to any solicitation of Yvonne Liu (commencing six months after the Termination Date), Kevin Liu, David Huang, D.J. Ma, Maggie Chen, C.S. Kuo or any relative of the Employee; and (b) the obligation not to disclose confidential information, as described under
Section 16 of the August 24, 2000 Agreement, shall not terminate on the first anniversary of the Termination Date with respect to trade secrets related to the Employer's technology or financial information, or to the pricing or other material terms or conditions of agreements between the Employer and any of its customers, but shall instead continue until the fourth anniversary of the Termination Date with respect to such trade secrets. The Employee agrees and acknowledges that the Proprietary Information and Inventions Agreement executed by him continues in full force and effect in accordance with its terms, except to the extent that Sections 4(a) and 4(b) of this Agreement expressly state a more limited scope or duration of the Employee's obligations not to disclose the Employer's confidential information or to compete with the Employer or the Synopsys Group. The restrictions imposed on the Employee's activities under
Section 17 of the August 24, 2000 Agreement, as incorporated by reference in and amended by this Agreement, shall not be interpreted to restrict any activities of the Employee that are not materially related to the EDA industry, nor to the Employee's donation of any money, property or services to any educational, scientific or religious organization as defined in Section 501(c)(3) of the Internal Revenue Code, as amended (or any such organization that would fall within such definition if the entire world were part of the United States).

                  The Employee hereby agrees that it is impossible to measure in money the damages which will accrue to the Employer, Synopsys or their respective subsidiaries and Affiliates (the "Synopsys Group") by reason of a failure by the Employee to perform any of his obligations under the restrictive covenants. Accordingly, notwithstanding Section 11 of this Agreement, if the Synopsys Group institutes any action or proceeding to enforce the provisions hereof, to the extent permitted by applicable law, the Employee hereby waives the claim or defense that the Synopsys Group has an adequate remedy at law, and the Employee shall not urge in any such action or proceeding the claim or defense that any such remedy at law exists.

                  5. [intentionally omitted]

                  6. Certain Forfeitures in Event of Breach

                  The Employee acknowledges and agrees that, notwithstanding any other provision of this Agreement, in the event the Employee breaches any of his obligations under Section 4(a) of this Agreement relating to Section 17 of the August 24, 2000 Agreement, the Employee will forfeit his right to receive the Termination Payment under Section 2 of this Agreement to the extent not theretofore paid to him as of the date of such breach and, if already made as of the time of breach, the Employee agrees that he will reimburse the Employer, immediately, for the amount of such payment. The preceding sentence states the Employer's exclusive monetary remedy for such a breach. In no event shall the Employee's aggregate liability for any breach or breaches of any obligations under this Agreement exceed the amount of the Termination Payment received by him.

                  7. Cooperation in Certain Litigation Matters

                  From the Termination Date through the earliest to occur of the fifth anniversary thereof, the Employee's death or the Employee's disability, or such other time as the Parties may mutually agree, the Employee agrees to cooperate with the Synopsys Group as the Synopsys Group may from time to time request in connection with certain litigation matters relating to the Employer, not to exceed an aggregate of 10 business days in any month, unless the Parties otherwise agree, provided that the nature and timing of the cooperation requested is reasonable. To the extent such cooperation can reasonably be provided by telephone, the time spent providing such cooperation by telephone shall be aggregated on the basis that eight hours constitutes one business day. Such cooperation shall relate to litigation pending as of the Termination Date involving the Employer or its Affiliates and any other litigation relating to events or circumstances existing or occurring during the Employee's period of employment as to which the Synopsys Group requests the Employee's cooperation:

                                    (A) cooperation in regard to such litigation
                provided, however, notwithstanding the occurrence of the fifth anniversary of the Termination Date the Employee's agreement to cooperate respecting such litigation shall continue for the duration of such litigation and the Employee shall be provided reasonable additional compensation agreed to by the Parties for such cooperation as the Employee may provide;

                                    (B) if requested by the Synopsys Group, such
                cooperation shall include, without limitation, (1) responding promptly to requests for information and documents in the Employee's possession concerning matters pertinent to any of the foregoing, (2) making himself available as a witness and testifying at trial, depositions, hearings or other proceedings, as well as being available for adequate preparation for such testimony; and (3) participating at times in interviews and meetings with representatives of the Synopsys Group, representatives of governments or regulatory authorities, or others designated by the Synopsys Group;

                                    (C) unless prohibited by applicable law or
                any rule of any applicable regulatory authority, the Employee further agrees to notify the Employer and Synopsys promptly of any request made to the Employee by any party to any such litigations for information or assistance with respect to such litigations, and the substance of the Employee's response to such request. The Employee shall also provide the Employer and Synopsys with a copy of such request and response, if in writing;


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
                                    (D) the Employee and the Synopsys Group will
                each use good faith best efforts to reconcile and accommodate any conflicts in scheduling such cooperation described above, the Synopsys Group taking into account previously scheduled vacation or personal plans of the Employee and the Employee taking into account the Synopsys Group's need to comply with judicial or other schedules; and

                                    (E) in respect of all cooperation provided
                by the Employee hereunder, the Employer shall pay all of the Employee's reasonable out-of-pocket expenses in connection therewith promptly upon the Employee's presentation to the Employer of an invoice specifying the amount and purpose of the expense.

                  8.       No Admission

                  This Agreement does not constitute an admission of liability or wrongdoing of any kind by any member of the Synopsys Group, including the Employer or its Affiliates.

                  9.       Indemnification

                  The Parties hereby agree and acknowledge that they shall be bound by Section 13 of the August 24, 2000 Agreement. The Employee shall not unreasonably withhold his consent to the settlement of any litigation or other proceeding as to which the Employee is indemnified under such Section 13, provided that such settlement will not require payment of any material amount by the Employee or otherwise result in a material detriment to the Employee.

                  10.      Heirs and Assigns

                  The terms of this Agreement shall be binding on the Parties hereto and their respective successors and assigns.

                  11.      Arbitration

                  The Parties hereby agree and acknowledge that they shall be bound by Section 14 of the August 24, 2000 Agreement.

                  12.      General Provisions

                  (a)      Notice

                  Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and shall be deemed to be given when delivered personally or four days after it is mailed by registered or certified mail, postage prepaid, return receipt requested or one day after it is sent by a reputable overnight courier service and, in each case, addressed as follows (or if it is sent through any other method agreed upon by the Parties):

                  If to the Employee:

                  Gerald C. Hsu
                  5295 Blackhawk Drive


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
                  Danville, California 94506

                  With a copy to:

                  Eric A. Brill, Esq.
                  3535 Clay Street
                  San Francisco, CA 94118

                  If to the Employer or Synopsys:

                  Synopsys, Inc.
                  700 East Middlefield Road
                  Mountain View, CA 94043
                  Attention: General Counsel

                  Or to such other address as any party hereto may designate by notice to the other.

                  (b)      Integration

                  This Agreement constitutes the entire understanding of the Synopsys Group and the Employee with respect to the subject matter hereof and supersedes all prior understandings, written or oral, including the Employment Agreement (except for Sections 13, 14, 16 and 17 of the August 24, 2000 Agreement, which shall remain in effect as provided herein). The terms of this Agreement may be changed, modified or discharged only by an instrument in writing signed by the Parties hereto. A failure of the Synopsys Group or the Employee to insist on strict compliance with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision hereof. In the event that any provision of this Agreement is determined to be so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

                  (c)      Choice of Law

                  THIS AGREEMENT SHALL BE CONSTRUED, ENFORCED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.

                  (d)      Construction of Agreement

                  The Parties hereto acknowledge and agree that each Party has reviewed and negotiated the terms and provisions of this Agreement and has had the opportunity to contribute to its revision. Accordingly, the rule of construction to the effect that ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement. Rather, the terms of this Agreement shall be construed fairly as to both Parties hereto and not in favor or against either Party.

                  (e)      Counterparts

                  This Agreement may be executed in any number of counterparts and by different Parties on separate counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

                  13.      Acknowledgement

                  The Employee acknowledges that, by the Employee's free and voluntary act of signing below, the Employee has had an opportunity to consult with attorneys and other advisers of his choosing regarding this Agreement, has reviewed all of the terms of this Agreement and fully understands all of its provisions, including, without limitation, the general release and waiver set forth therein, and agrees to all of the terms of this Agreement and intends to be legally bound thereby.

                                        Avant! Corporation

                                        /s/ Sheng-Chun Lo
                                        -------------------------------
                                        Name:  Sheng-Chun Lo
                                        Title: President

                                        Synopsys, Inc.


                                        /s/ Aart de Geus
                                        -------------------------------
                                        Name:  Aart de Geus
                                        Title: Chief Executive Officer

                                        /s/ Gerald Chien Kuo Hsu
                                        -------------------------------
                                        Gerald Chien Kuo Hsu


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